Exhibit 99.1

Freshpet, Inc. Reports Third Quarter 2016 Results

SECAUCUS, N.J. – November 1, 2016 – Freshpet, Inc. (“Freshpet” or the “Company”) (NASDAQ: FRPT) today reported financial results for its third quarter and nine months ended September 30, 2016.

Third Quarter 2016 Financial Highlights Compared to Prior Year Period

•	Net sales were $34.5 million, up 13%
•	Net Income was $0.6 million
•	Adjusted EBITDA was $5.3 million, up 135%
•	Freshpet Fridges increased 11% to 16,261 from 14,670

“In the third quarter, we generated solid net sales and profit growth largely driven by increased velocity per fridge, increased store count, and very promising early results from a new advertising campaign,” said Billy Cyr, Freshpet’s Chief Executive Officer. “We completed our plant expansion program in October and have also made positive improvements in quality and logistics.  While we still have significant opportunities to improve our performance, we believe these marketing and manufacturing efforts will drive greater sales and efficiencies which we will leverage across our business model.”

Third Quarter 2016

Net sales increased 13.0% to $34.5 million for the third quarter of 2016 while the Company’s Fresh product offering grew 17.1%. Net sales for the quarter were driven by velocity gains and a 10.8% increase in Freshpet fridge store locations to 16,261 as of September 30, 2016, as compared to the prior year period.

Gross profit was $15.4 million, or 44.4% as a percentage of net sales, compared to $14.0 million, or 45.9% as a percentage of net sales, in the same period last year. For the third quarter 2016, Adjusted Gross Profit was $17.1 million compared to $14.7 million in the prior year and Adjusted Gross Margin was 49.6% compared to 48.1% in the prior year period. Adjusted Gross Profit is a Non-GAAP measure defined under “Non-GAAP Measures,” and is reconciled to Gross Profit in the financial tables that accompany this release.

Selling, general and administrative expenses (“SG&A”) were $14.5 million compared to $16.1 million in the same period in the prior year. As a percentage of net sales, SG&A decreased to 42.1% for the third quarter of 2016 compared to 52.5% in the third quarter of 2015. Adjusted SG&A as a percentage of net sales decreased to 40.8% compared to 46.8% in the third quarter of 2015. Adjusted SG&A is a Non-GAAP measure defined under “Non-GAAP Measures,” and is reconciled to SG&A in the financial tables that accompany this release.

Net Income was $0.6 million compared to a net loss of $1.7 million for the same period in 2015.

Adjusted EBITDA was $5.3 million for the third quarter of 2016, compared to $2.3 million in the same period in 2015.  Adjusted EBITDA is a Non-GAAP measure defined under “Non-GAAP Measures,” and is reconciled to net earnings in the financial tables that accompany this release.

First Nine Months of 2016

Net sales increased 15.1% to $99.0 million compared to $86.0 million during the first nine months of 2015. Net sales for the quarter were driven by velocity gains and the increase of Freshpet Fridge store locations.

Gross profit was $45.2 million, or 45.6% as a percentage of net sales, compared to $41.0 million, or 47.6% as percentage of net sales, in the same period last year. For the first nine months of 2016, Adjusted Gross Profit, which is a non-GAAP financial measure, was $49.0 million compared to $42.9 million in the prior year and Adjusted Gross Margin was 49.5% compared to 49.8% in the prior year.

SG&A was $49.0 million compared to $47.5 million in the same period last year. As a percentage of net sales, SG&A decreased to 49.4% from 55.2% in the same period last year. Adjusted SG&A as a percentage of net sales, which is a non-GAAP financial measure, decreased as a percentage of net sales to 44.8% during the nine months ended September 30, 2016 compared to 48.4% of net sales in the same period of 2015.

Net loss for the nine months ended September 30, 2016 was $4.4 million compared to $6.5 million in the same period of 2015.

Adjusted EBITDA, which is a Non-GAAP financial measure, was $11.3 million for the nine months ended September 30, 2016, compared to $7.1 million in the same period in 2015.

Cash and Net Debt

During the nine months ended September 30, 2016, the Company generated cash of $7.3 million from operations compared to $5.0 million during the same period in 2015. As of September 30, 2016, the Company had cash and cash equivalents of $3.5 million and $30.0 million available under its $40.0 million Credit Facilities. The $7.8 million decrease in cash, cash equivalents and short-term investments from December 31, 2015 is primarily due to the capital expenditures related to the expansion of the Company’s Freshpet Kitchens in Bethlehem, Pennsylvania, in which the Company invested $17.4 million during 2016. A portion of the new equipment was placed in service in July, which resulted in incremental depreciation expense of $0.5 million in the third quarter. The remainder of the new equipment will be placed in service in the fourth quarter of 2016. In order to fund the expansion, the Company borrowed $10.0 million of its $40.0 million Credit Facilities in the second and third quarters of 2016, and repaid $1.0 million by September 30, 2016. The Company expects to repay the remainder of this indebtedness by the first half of fiscal 2017.

Outlook

For the full year ended December 31, 2016 the Company now expects the following:

•	Net sales of over $133 million, an increase of approximately 14%, compared to prior guidance of $137 million
•	Adjusted EBITDA of over $17.5 million, an increase of approximately 58%, compared to prior guidance of $18.5 million
•	Freshpet fridges of over 16,600, an increase of approximately 10%

Based on the Company’s year-to-date results and outlook for the remainder of the year, it is updating guidance for net sales and Adjusted EBITDA. This is due to lower than expected baked sales and lower than expected sales in the pet specialty channel while it is reiterating Freshpet fridge guidance.

The Company does not provide guidance for the most directly comparable GAAP measure, net income, and similarly cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income metrics without unreasonable effort due to the unavailability of reliable estimates for certain items, such as non-cash gains or losses resulting from mark-to-market adjustments of warrants. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.

Conference Call and Webcast

The Company will host a conference call with members of the executive management team to discuss these results with additional comments and details. The conference call is scheduled to begin at 5 p.m. ET on Tuesday, November 1, 2016. To participate on the live call listeners in North America may dial (844) 452-6821 and international listeners may dial (724)

924-4985; the passcode is 94561523.

In addition, the call will be broadcast live over the Internet hosted at the "Investor" section of the Company's website at www.freshpet.com and will be archived online. A telephonic playback will be available from 8 p.m. ET on November 1, 2016, through November 15, 2016. North American listeners may dial (855) 859-2056 and international listeners may dial (404) 537-3406 the passcode is 94561523.

About Freshpet

Freshpet has a single-minded mission – to improve the lives of dogs and cats everywhere through the power of fresh, natural food. Packed with vitamins and proteins, Freshpet foods offer fresh meats, poultry, and vegetables farmed locally. At our Freshpet Kitchens, we thoughtfully prepare these natural ingredients and everyday essentials, cooking them in small batches at lower temperatures to preserve key nutrients. That way, your pet gets the best. Freshpet refrigerated foods and treats are kept cool from the moment they are made until they arrive at Freshpet Fridges in your local market.

Freshpet foods are available in select mass, grocery, natural food, club, and pet specialty retailers across the United States, Canada and are currently testing in the United Kingdom. From the care Freshpet takes to source their ingredients and make their food, to the moment it reaches your home, Freshpet’s integrity, transparency and social responsibility are the way they like to run their business. To learn more, visit www.freshpet.com.

Connect with Freshpet:

https://www.facebook.com/Freshpet

https://twitter.com/Freshpet

http://instagram.com/Freshpet

http://pinterest.com/Freshpet

https://plus.google.com/+Freshpet

https://en.wikipedia.org/wiki/Freshpet

https://www.youtube.com/user/freshpet400

Forward Looking Statements

Certain statements in this release may constitute “forward-looking” statements. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Freshpet believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company's latest annual report on Form 10-K filed with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Measures

Freshpet uses the following non-GAAP financial measures in its financial communications. These non-GAAP financial measures (collectively, “the non-GAAP financial measures”) should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies.

•	Adjusted Gross Profit
•	Adjusted Gross Profit as a % of net sales (Adjusted Gross Margin)
•	Adjusted SG&A expenses
•	Adjusted SG&A expenses as a % of net sales
•	EBITDA
•	Adjusted EBITDA

Adjusted Gross Profit: Freshpet defines Adjusted Gross Profit as Gross Profit before plant start-up expenses and processing and plant depreciation expense.

Adjusted SG&A Expenses: Freshpet defines Adjusted SG&A Expenses as SG&A Expenses before non-cash items related to share-based compensation, leadership transition expenses, and secondary fees.

EBITDA and Adjusted EBITDA: EBITDA represents net loss plus depreciation and amortization, interest expense, and income tax expense, and Adjusted EBITDA represents EBITDA plus loss on disposal of equipment, plant startup expense, share-based compensation, warrant fair valuation, secondary fees, leadership transition expenses, and launch expenses.

Management believes that the non-GAAP measures, are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. The non-GAAP financial measures are shown as supplemental disclosures in this release because they are widely used by the investment community for analysis and comparative evaluation and provides additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the reconciliation to the most comparable GAAP measures, provides a more complete understanding of the Company’s business than could be obtained absent this disclosure. The non-GAAP measures are not and should not be considered an alternative to the most comparable GAAP measures or any other figure calculated in accordance with GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. Management believes that the non-GAAP measures are important to an understanding of the Company's overall operating results in the periods presented. The non-GAAP financial measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

CONTACT

ICR

Katie Turner

646-277-1228

katie.turner@icrinc.com

Michael Fox

203-682-8218

Michael.fox@icrinc.com

FRESHPET INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2016	December 31, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,496,313	$8,029,413
Short-term investments	—	3,250,000
Accounts receivable, net of allowance for doubtful accounts	8,669,359	7,030,719
Inventories, net	6,320,806	6,853,447
Prepaid expenses and other current assets	780,023	229,631
Total Current Assets	19,266,501	25,393,210
Property, plant and equipment, net	100,006,113	82,793,007
Deposits on equipment	3,244,730	3,243,519
Other assets	2,085,824	1,667,838
Total Assets	$124,603,168	$113,097,574
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	5,669,788	6,668,643
Accrued expenses	4,720,267	2,274,557
Accrued warrants	185,307	204,314
Borrowings under Credit Facilities	9,000,000	—
Total Current Liabilities	$19,575,362	$9,147,514
Total Liabilities	$19,575,362	$9,147,514
STOCKHOLDERS' EQUITY:
Common stock	33,839	33,537
Additional paid-in capital	297,956,502	292,484,986
Accumulated deficit	(192,962,535)	(188,568,463)
Total Stockholders' Equity	105,027,806	103,950,060
Total Liabilities and Stockholders' Equity	$124,603,168	$113,097,574

FRESHPET INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
NET SALES	$34,536,151	$30,570,506	$98,992,060	$85,984,583
COST OF GOODS SOLD	19,185,274	16,523,960	53,841,492	45,024,855
GROSS PROFIT	15,350,877	14,046,546	45,150,568	40,959,728
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	14,542,680	16,060,244	48,916,509	47,476,089
INCOME/(LOSS) FROM OPERATIONS	808,197	(2,013,698)	(3,765,941)	(6,516,361)
OTHER INCOME/(EXPENSES):
Other Income/(Expenses), net	41,601	467,168	(93,036)	332,325
Interest Expense	(214,067)	(113,820)	(490,097)	(262,038)
	(172,466)	353,348	(583,133)	70,287
INCOME/(LOSS) BEFORE INCOME TAXES	635,731	(1,660,350)	(4,349,074)	(6,446,074)
INCOME TAX EXPENSE	15,000	15,000	45,000	45,000
NET INCOME/(LOSS)	620,731	(1,675,350)	(4,394,074)	(6,491,074)
NET INCOME/(LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$620,731	$(1,675,350)	$(4,394,074)	$(6,491,074)
NET INCOME/(LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	$0.02	$(0.05)	$(0.13)	$(0.19)
-DILUTED	$0.02	$(0.05)	$(0.13)	$(0.19)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING USED IN COMPUTING NET INCOME/(LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	33,717,676	33,509,303	33,603,535	33,488,161
-DILUTED	34,171,036	33,509,303	33,603,535	33,488,161

FRESHPET INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended
	September 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,394,074)	$(6,491,074)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Provision for gains on accounts receivable	(7,147)	(2,784)
Loss on disposal of equipment and deposits on equipment	169,797	83,322
Share based compensation	3,459,094	5,490,090
Fair value adjustment for outstanding warrants	(19,007)	(405,083)
Change in reserve for inventory obsolescence	113,581	32,877
Depreciation and amortization	6,958,113	5,543,031
Amortization of deferred financing costs and loan discount	109,678	108,961
Changes in operating assets and liabilities
Accounts receivable	(1,631,493)	(1,666,171)
Inventories	419,060	479,251
Prepaid expenses and other current assets	(550,392)	995,823
Other assets	(324,893)	(164,798)
Accounts payable	571,388	1,698,144
Accrued expenses	2,445,710	(732,021)
Net cash flows provided by operating activities	7,319,415	4,969,568
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	—	(7,499,205)
Proceeds from maturities of short-term investments	3,250,000	3,750,000
Acquisitions of property, plant and equipment, software and deposits on equipment	(26,096,094)	(17,565,512)
Acquisitions of land and building	—	(4,984,501)
Proceeds from sale of equipment	12,513	29,400
Net cash flows used in investing activities	(22,833,581)	(26,269,818)
CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of options to purchase common stock	1,981,066	291,750
Proceeds from borrowings under Credit Facilities	10,000,000	—
Repayment of borrowings under Credit Facilities	(1,000,000)	—
Net cash flows provided by financing activities	10,981,066	291,750
NET CHANGE IN CASH AND CASH EQUIVALENTS	(4,533,100)	(21,008,500)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	8,029,413	36,259,252
CASH AND CASH EQUIVALENTS, END OF PERIOD	$3,496,313	$15,250,752

FRESHPET INC. AND SUBSIDIARIES

RECONCILIATON BETWEEN GROSS PROFIT AND ADJUSTED GROSS PROFIT

(Unaudited)

(Amounts in thousands)

Certain totals may not sum due to rounding

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Gross Profit (as reported)	$15,351	$14,047	$45,151	$40,960
Depreciation expense (a)	1,242	645	2,660	1,897
Plant startup expenses and processing (b)	540	—	1,208	—
Adjusted Gross Profit	$17,133	$14,692	$49,019	$42,857
Adjusted Gross Profit as a % of sales
Adjusted Gross Profit	$17,133	$14,692	$49,019	$42,857
Net Sales	$34,536	$30,571	$98,992	$85,985
Adjusted Gross Profit as a % of sales	49.6%	48.1%	49.5%	49.8%

(a)Represents non-cash depreciation expense included in Cost of Goods Sold.

(b)Represents additional operating costs incurred in 2016 in connection with the startup of our new manufacturing lines as part of the Freshpet Kitchens expansion project.

FRESHPET INC. AND SUBSIDIARIES

RECONCILIATON BETWEEN SG&A EXPENSES AND ADJUSTED SG&A EXPENSES

(Unaudited)

(Amounts in thousands)

Certain totals may not sum due to rounding

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
SG&A Expenses (as reported)	$14,543	$16,060	$48,917	$47,476
Non-cash stock based compensation (a)	716	1,750	3,282	5,269
Secondary fees (b)	—	—	—	593
Leadership transition expenses (c)	(253)	—	1,327	—
Adjusted SG&A Expenses	$14,080	$14,310	$44,308	$41,614
Adjusted SG&A Expenses as a % of sales
Adjusted SG&A Expenses	$14,080	$14,310	$44,308	$41,614
Net Sales	$34,536	$30,571	$98,992	$85,985
Adjusted SG&A Expense as a % of sales	40.8%	46.8%	44.8%	48.4%

(a)Represents non-cash stock based compensation expense.

(b)Represents fees associated with the secondary public offering of our common stock, which was completed on May 5, 2015.

(c)Represents charges associated within our former Chief Executive Officer’s separation agreement as well as changes in estimates associated with leadership transition costs.

FRESHPET INC. AND SUBSIDIARIES

RECONCILIATON BETWEEN NET INCOME/(LOSS) AND ADJUSTED EBITDA

(Unaudited)

(Amounts in thousands)

Certain totals may not sum due to rounding

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net income (loss)	$621	$(1,675)	$(4,394)	$(6,491)
Depreciation and amortization	2,720	1,919	6,958	5,543
Interest expense	214	114	490	262
Income tax expense	15	15	45	45
EBITDA	$3,570	$373	$3,099	$(641)
Loss on disposal of equipment	11	3	170	84
Launch expense (a)	728	540	2,038	1,940
Plant start-up expenses and processing (b)	540	—	1,208	—
Non-cash stock based compensation (c)	788	1,826	3,459	5,490
Warrant fair valuation (d)	(47)	(475)	(19)	(405)
Secondary fees (e)	—	—	—	593
Leadership transition expenses (f)	(253)	—	1,327	—
Adjusted EBITDA	$5,337	$2,267	$11,281	$7,061

(a)Represents new store marketing allowance of $1,000 for each store added to our distribution network as well as the non-capitalized freight costs associated with Freshpet Fridge replacements. The expense enhances the overall marketing spend to support our growing distribution network.

(b)Represents additional operating costs incurred in 2016 in connection with the startup of our new manufacturing lines as part of the Freshpet Kitchens expansion project.

(c)Represents non-cash stock based compensation expense.

(d)Represents the change of fair value for the outstanding common stock warrants.

(e)Represents fees associated with the secondary public offering of our common stock, which was completed on May 5, 2015.

(f)Represents charges associated within our former Chief Executive Officer’s separation agreement as well as changes in estimates associated with leadership transition costs.